EXHHIBIT 21


                                   Subsidiaries

                  TW Resorts Real Estate, Inc.
                  TRI Funding Company I, LLC
                  TRI Funding II, Inc.
                  TRI Funding III, Inc.
                  TRI Funding IV, Inc.
                  TRI Funding V, Inc.
                  Trendwest Investments, Inc.
                  TW Holdings III, Inc.
                  MountainStar Resort, Inc.
                  MountainStar Resort Resources, Inc.
                  TWH Funding I, Inc.
                  Trendwest Funding I, Inc.
                  Trendwest Funding II, Inc.
                  Trendwest Properties, Inc.
                  Trendwest South Pacific PTY, Ltd.
                  Trendwest Resorts South Pacific, Limited.
                  Trendwest South Pacific Travel PTY Ltd.
                  Trendwest South Pacific Finance PTY, Limited. Trendwest Resorts Fiji, Ltd.
                  Trendwest South Pacific Management PTY Ltd.
                  31674 Yukon, Inc.
                  MountainStar, Inc.
                  Trendwest Leasing, LLC
                  Trendwest Resorts Mexico, S.A. de C.V.
                  9805 Willows Road, LLC
                  TRI Funding I, Inc.
                  TW Holdings II, Inc.
                  TW Holdings, Inc.
                  Coral Baja Water S.A. de C.V.